Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of operations (collectively, “unaudited pro forma condensed combined financial information”) of Westmoreland and its consolidated subsidiaries, including Westmoreland Resource Partners, LP (“WMLP”), gives effect to the following transactions as if they occurred on January 1, 2014 for the pro forma condensed combined statements of operations, and as if they occurred on September 30, 2015 (or before for those transactions that closed prior to September 30, 2015) for the pro forma condensed combined balance sheet:

•	our acquisition of Prairie Mines & Royalty ULC and Coal Valley Resources Inc. (the “Canadian Acquisition”), which closed on April 28, 2014;

•	our acquisition of Westmoreland Resources GP, LLC (the “WMLP GP”) and approximately 79% of the outstanding limited partner interests in WMLP (collectively, the “WMLP Transactions”) and the related refinancing of our and WMLP’s indebtedness in December 2014;

•	the increase in WMLP’s indebtedness in connection with Westmoreland’s contribution of 100% of the equity in Westmoreland Kemmerer, LLC to WMLP (the “Kemmerer Contribution”), and the related payment to Westmoreland of the cash portion of the purchase price for the Kemmerer Contribution and subsequent repayment of indebtedness by Westmoreland;

•	the San Juan Acquisition; and

•	an increase of $125.0 million in principal amount of Westmoreland’s long-term debt.

No pro forma adjustments have been made to reflect Westmoreland’s acquisition of Buckingham Coal Company, LLC (“Buckingham and such acquisition, the “Buckingham Acquisition”), which closed on January 1, 2015, due to the lack of available audited financial statements prior to the acquisition. Buckingham did not materially contribute to our results of operations or statement of financial position for any period presented, and we do not believe its historical results or financial position would have materially impacted our historical results or financial position.

The unaudited pro forma condensed combined financial information is based on the historical financial statements of Westmoreland Coal Company and its subsidiaries, the historical combined consolidated financial statements of the Canadian subsidiaries, the historical financial statements of WMLP and the combined financial statements of San Juan. It is presented for illustrative purposes only and may not be indicative of our financial position or results of operations that would have actually occurred had the Canadian Acquisition, the WMLP Transactions and the San Juan Acquisition been completed at or as of the dates indicated, nor is it indicative of our future operating results or financial position. The data in the unaudited pro forma condensed combined balance sheet as of September 30, 2015 assumes the San Juan Acquisition was completed on that date. The Canadian Subsidiaries and the WMLP GP have been consolidated into Westmoreland as of September 30, 2015. The data in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2015, the year ended December 31, 2014 and the nine months ended September 30, 2014 assumes that each of the Canadian Acquisition, the WMLP Transactions and the San Juan Acquisition was completed as of January 1, 2014. The Westmoreland results of operations for the year ended December 31, 2014 include eight months of consolidated data for the period of time subject to the Canadian Acquisition on April 28, 2014. The Westmoreland results of operations for the nine months ended September 30, 2015 include nine months of consolidated data for the period of time subsequent to the WMLP Transactions (which closed on December 31, 2014).

The unaudited pro forma condensed combined financial information is presented for informational purposes only, is based on certain assumptions that we believe are reasonable and is not intended to represent our financial condition or results of operations had the Canadian Acquisition, WMLP Transactions, San Juan Acquisition or other transactions described above occurred on the dates noted above or to project the results for any future date or period. In particular, the terms of the San Juan Coal Supply Agreement that will become effective upon consummation of the San Juan Acquisition are significantly less favorable to us than the terms of the previous coal supply agreement reflected in San Juan’s historical financial statements. In the opinion of management, all adjustments have been made that are necessary to present fairly the unaudited pro forma condensed combined financial information.

The Canadian Acquisition and the WMLP Transactions have been, and the San Juan Acquisition will be, accounted for as business combinations in accordance with Accounting Standards Codification Topic 805 and the contribution of the reserves at the Kemmerer Mine from Westmoreland to WMLP in connection with the WMLP Transactions was accounted for as a transaction among entities under common control. For purposes of this unaudited pro forma condensed combined financial information, the WMLP Transactions and the San Juan Acquisition purchase prices have been allocated to the tangible assets acquired and liabilities assumed for those assets and liabilities for which Westmoreland has obtained preliminary fair value information. The actual amounts recorded upon finalization of the purchase price allocations may differ materially from the information presented in the accompanying unaudited pro forma condensed combined financial information. Our financial statements issued after the completion of the WMLP Transactions and the San Juan Acquisition will reflect such fair values, which may materially differ from the amounts allocated to such tangible and intangible assets and liabilities in the historical financial statements of the WMLP GP and San Juan, and will determine a new basis in such assets and liabilities that will be reflected in our accounting. As a result, amounts presented in our future consolidated financial statements and footnotes will not be comparable to those of historical periods and with the pro forma financial information.

The combined consolidated financial statements provided to us in respect of the Canadian subsidiaries (which form the basis of the unaudited pro forma condensed combined financial information) were prepared in accordance with International Financial Reporting Standards, or IFRS, and therefore are not directly comparable to our financial statements which are prepared in accordance with generally accepted accounting principles in the United States, or GAAP. IFRS is a set of accounting principles more focused on objectives and principles and less reliant on detailed rules than GAAP. There are significant and material differences in several key areas between GAAP and IFRS which would affect Westmoreland. Additionally, GAAP provides specific guidance in classes of accounting transactions for which equivalent guidance in IFRS does not exist. Adjustments were made to the Canadian subsidiaries’ combined consolidated financial statements from IFRS to GAAP by evaluating and documenting the existing differences between IFRS and GAAP. Adjustments were also made to convert Canadian dollars to U.S. dollars based on historical exchange rates, which may differ from future exchange rates.

The integration of the businesses we acquired in the Canadian Acquisition and the WMLP Transactions, and are acquiring in the San Juan Acquisition, may not achieve the desired results. The unaudited pro forma condensed combined statements of operations do not reflect the cost of any integration activities or benefits from the Canadian Acquisition, the WMLP Transactions, and the San Juan Acquisition and synergies that may be derived from any integration activities, both of which may have a material effect on the consolidated results of operations in periods following the completion of the Canadian Acquisition, the WMLP Transactions and the San Juan Acquisition. Once the necessary due diligence has been completed, the final purchase prices have been determined and the purchase price adjustments have been completed, actual results may differ materially from the information presented in this unaudited pro forma condensed combined financial information.

Westmoreland Coal Company

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2015

	Westmoreland Historical	San Juan Historical	Pro forma adjustments related to financing		Pro forma adjustments related to San Juan Acquisition	Total Westmoreland Combined Pro Forma
	(USD in thousands)
Assets
Current assets:
Cash and cash equivalents	$29,336	$—	$112,500	[a]	$(129,350)[e]	$12,486
Receivables:
Trade	146,522	6,654	—		—	153,176
Loan and lease receivables	6,304	—	—		—	6,304
Contractual third party reclamation receivables	19,310	—	—		—	19,310
Other (Includes Related Party Receivables)	15,081	118,353	—		(118,353)[f]	15,081

	187,217	125,007	—		(118,353)	193,871
Inventories	124,438	29,322	—		3,357 [f]	157,117
Deferred income taxes	14,451	—	—		—	14,451
Other current assets	15,795	19,362	—		—	35,157

Total current assets	371,237	173,691	112,500		(244,346)	413,082

Property, plant and equipment:
Land and mineral rights	494,950	115,950	—		396 [f]	611,296
Plant and equipment	1,012,900	357,222	—		5,168 [f]	1,375,290

	1,507,850	473,172	—		5,564	1,986,587
Less accumulated depreciation, depletion and amortization	625,940	364,247	—		—	990,187

Net property, plant and equipment	881,910	108,926	—		5,564	996,400

Loan and lease receivable	51,099	—	—		—	51,099
Advanced coal royalty	17,958	—	—		—	17,958
Reclamation deposits	77,425	—	—		—	77,425
Restricted investments and bond collateral	137,672	—	—		—	137,672
Contractual third party reclamation receivables	96,086	—	—		—	96,086
Investment in joint venture	28,664	—	—		—	28,664
Intangible assets	29,720	—	—		—	29,720
Deferred tax assets	—	—	—		—	—
Other assets	36,451	124,396	2,500	[b]	—	163,347
Goodwill	—	—	—		—	—

Total Assets	$1,728,222	$407,013	$115,000		$(238,782)	$2,011,453

Westmoreland Coal Company

Unaudited Pro Forma Condensed Combined Balance Sheet (continued)

As of September 30, 2015

	Westmoreland Historical	San Juan Historical	Pro forma adjustments related to financing		Pro forma adjustments related to San Juan Acquisition	Total Westmoreland Combined Pro Forma
	(USD in thousands)
Liabilities and Shareholders’ Deficit
Current liabilities:
Current installments of long-term debt	$38,879	$—	$1,250	[c]	$—	$40,129
Trade and other accrued liabilities	129,084	9,477	—		—	138,561
Interest payable	7,869	—	—		—	7,869
Production taxes	53,437	—	—		—	53,437
Workers’ compensation	656	—	—		—	656
Postretirement medical benefits	13,263	—	—		—	13,263
SERP	368	—	—		—	368
Deferred revenue	13,170	4,908	—		(4,908)[f]	13,170
Income tax payable	—	21,922	—		(21,922)[f]	—
Asset retirement obligation	47,462	5,100	—		—	52,562
Other current liabilities	25,895	18,500	—		—	44,395

Total current liabilities	330,083	59,907	1,250		(26,830)	364,410
Long-term debt, less current installments	1,014,075	—	113,750	[d]	—	1,127,825
Workers’ compensation, less current portion	6,081	—	—		—	6,081
Excess of black lung benefit obligation over trust assets	11,919	—	—		—	11,919
Post-retirement medical benefits, less current portion	293,268	—	—		—	293,268
Pension and SERP benefits, less current portion	44,256	—	—		—	44,256
Deferred revenue, less current portion	27,425	6,135	—		(6,135)[f]	27,425
Asset retirement obligation, less current portion	402,145	109,323	—		—	511,468
Intangible liabilities	3,737	—	—		—	3,737
Deferred income taxes	47,435	16,105	—		—	63,540
Other liabilities	37,014	14,075	—		—	51,089

Total Liabilities	2,217,438	205,546	115,000		(32,965)	2,505,019

Shareholders’ deficit:
Common Stock	180	5	—		(5)	180
Other Paid in Capital	238,705	42,000	—		(42,000)	238,705
Accumulated other comprehensive loss	(165,811)	—	—		—	(165,811)
Accumulated earnings (deficit)	(563,804)	159,462	—		(163,812)	(568,154)

Total shareholders’ deficit	(490,730)	201,467	—		(205,817)	(495,080)
Noncontrolling interest	1,514	—	—		—	1,514

Total equity (deficit)	(489,216)	201,467	—		(205,817)	(493,566)

Total Liabilities and Shareholders’ Deficit	$1,728,222	$407,013	$115,000		$(238,782)	$2,011,453

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Westmoreland Coal Company

Unaudited Pro Forma Condensed Combined Statement of Operations

Year ended December 31, 2014

(Dollars in thousands)

	PMRL and CVRI Adjusted for the period January 1 through April 27, 2014	Westmoreland Historical	Oxford Resource Partners, LP (Predecessor)	San Juan Historical	Pro forma adjustments related to financing		Pro forma adjustments related to WMLP acquisition	Pro forma adjustments related to Canadian acquisition	Pro forma adjustments related to San Juan acquisition	Total Westmoreland Combined Pro Forma
Revenues	$206,220	$1,115,992	$322,263	$355,107	$—		$—	$—	$(4,908)[o]	$1,994,674

Costs and expenses:
Cost of sales	164,172	899,930	260,275	271,548	—		—	2,942 [l]	—	1,598,867
Depreciation, depletion, and amortization	29,106	100,778	39,315	21,548	—		7,045 [i]	(22,797)[m]	1,079 [p]	176,074
Selling and administrative	5,730	100,528	20,510	—	—		—	—	—	126,768
Heritage health benefits	—	13,388	—	—	—		—	—	—	13,388
Loss (gain) on sales of assets	(56)	1,232	(218)	—	—		—	—	—	958
Restructuring charges	3,143	14,989	75	—	—		—	—	—	18,207
Derivative loss	—	31,100	—	—	—		—	—	—	31,100
Income from equity affiliates	(1,288)	(3,159)	—	—	—		—	—	—	(4,447)
Other operating income	18,142	181	—	—	—		—	—	—	18,323

	218,949	1,158,967	319,957	293,096	—		7,045	(19,855)	1,079	1,979,238

	(12,729)	(42,975)	2,306	62,011	—		(7,045)	19,855	(5,987)	15,436

Other income (expense):
Interest expense	(7,974)	(84,234)	(27,787)	—	466	[g]	5,551 [j]	—	—	(113,978)
Loss on extinguishment of debt	—	(49,154)	500	—	47,455	[h]	1,622 [j]	—	—	423
Interest income	2,817	6,400	4	117	—		—	—	—	9,338
Loss on foreign exchange	—	(4,016)	—	—	—		—	—	—	(4,016)
Other income	—	1,031	822	3,435	—		—	—	—	5,288

	(5,157)	(129,973)	(26,461)	3,552	47,921		7,173	—	—	(102,945)

Income (loss) before income taxes	(17,886)	(172,948)	(24,155)	65,563	47,921		127	19,855	(5,987)	(87,510)
Income tax expense (benefit)	(1,155)	232	—	17,557	—		—	5,008 [n]	—	21,642

Net income (loss)	(16,731)	(173,180)	(24,155)	48,006	47,921		127	14,847	(5,987)	(109,152)
Less: net loss attributable to noncontrolling interests	—	(921)	(1,270)	—	—		(100)[k]	—	—	(2,291)

Net income (loss) attributable to Parent company	(16,731)	(172,259)	(22,885)	48,006	47,921		227	14,847	(5,987)	(106,861)
Less: preferred stock dividend requirements	—	859	—	—	—		—	—	—	859

Net income (loss) per share applicable to Common shareholders	$(16,731)	$(173,118)	$(22,885)	$48,006	$47,921		$227	$14,847	$(5,987)	$(107,720)

EBITDA RECONCILIATION
Net income (loss)	$(16,731)	$(173,180)	$(24,155)	$48,006	$47,921		$127	$14,847	$(5,987)	$(109,152)
Income tax expense (benefit)	(1,155)	232	—	17,557	—		—	5,008	—	21,642
Interest income	(2,817)	(6,400)	(4)	(117)	—		—	—	—	(9,338)
Interest expense	7,974	84,234	27,787	—	(466)		(5,551)	—	—	113,978
Depreciation, depletion and amortization	29,106	100,778	39,315	21,548	—		7,045	(22,797)	1,079	176,074
Accretion of ARO and receivable	1,900	21,604	2,337	—	—		—	2,942	—	28,783
Amortization of intangible assets and liabilities	—	138	—	—	—		—	—	—	138

EBITDA	18,277	27,406	45,280	86,994	47,455		1,622	—	(4,908)	222,126
Restructuring expenses	3,143	14,989	75	—	—		—	—	—	18,207
Loss on foreign exchange	—	4,016	—	—	—		—	—	—	4,016
Loss on extinguishment of debt	—	49,154	(500)	—	(47,455)		(1,622)	—	—	(423)
Acquisition related costs	—	26,785	—	—	—		—	—	—	26,785
Customer payments received treated as lease receivables under GAAP	6,495	12,388	—	—	—		—	—	—	18,883
Derivative loss	—	31,100	—	—	—		—	—	—	31,100
(Gain)/loss on sale of assets and other adjustments	20,035	3,431	(13,118)	—	—		—	—	—	10,348
Share-based compensation	(394)	6,082	4,559	—	—		—	—	—	10,247

Adjusted EBITDA	$47,556	$175,351	$36,296	$86,994	$—		$—	$—	$(4,908)	$341,289

Westmoreland Coal Company

Unaudited Pro Forma Condensed Combined Statement of Operations

Nine Months Ended September 30, 2014

(Dollars in thousands)

	PMRL and CVRI Adjusted for the period January 1 through April 27, 2014	Westmoreland Historical	Oxford Resource Partners, LP (Predecessor)	San Juan Historical	Pro forma adjustments related to financing		Pro forma adjustments related to WMLP acquisition	Pro forma adjustments related to Canadian acquisition	Pro forma adjustments related to San Juan acquisition	Total Westmoreland Combined Pro Forma
Revenues	$206,220	$805,989	$254,512	$268,508	$—		$—	$—	$(3,681)[o]	$1,531,548

Costs and expenses:
Cost of sales	164,172	670,467	199,226	202,659	—		—	2,942 [l]	—	1,239,466
Depreciation, depletion, and amortization	29,106	68,713	30,532	16,352	—		5,284 [i]	(22,797)[m]	809 [p]	128,000
Selling and administrative	5,730	68,551	10,530	—	—		—	—	—	84,811
Heritage health benefits	—	10,246	—	—	—		—	—	—	10,246
Loss (gain) on sales of assets	(56)	114	(559)	—	—		—	—	—	(501)
Restructuring charges	3,143	11,207	75	—	—		—	—	—	14,425
Derivative loss	—	29,621		—	—		—	—	—	29,621
Income from equity affiliates	(1,288)	(2,060)	—	—	—		—	—	—	(3,348)
Other operating income	18,142	151	—	—	—		—	—	—	18,293

	218,949	857,010	239,804	219,012	—		5,284	(19,855)	809	1,521,013

	(12,729)	(51,021)	14,708	49,496	—		(5,284)	19,855	(4,490)	10,535

Other income (expense):
Interest expense	(7,974)	(63,835)	(20,899)	—	796	[g]	4,163 [j]	—	—	(87,749)
Loss on extinguishment of debt	—	(12,648)	—	—	12,571	[h]	—	—	—	(77)
Interest income	2,817	4,351	4	107	—		—	—	—	7,279
Loss on foreign exchange	—	(5,883)	—	—	—		—	—	—	(5,883)
Other income	—	697	1,621	2,618	—		—	—	—	4,936

	(5,157)	(77,318)	(19,274)	2,725	13,367		4,163	—	—	(81,494)

Income (loss) before income taxes	(17,886)	(128,339)	(4,566)	52,220	13,367		(1,121)	19,855	(4,490)	(70,960)
Income tax expense (benefit)	(1,155)	2,979	—	13,258	—		—	5,008 [n]	—	20,090

Net income (loss)	(16,731)	(131,318)	(4,566)	38,962	13,367		(1,121)	14,847	(4,490)	(91,050)
Less: net loss attributable to noncontrolling interests	—	—	(1,270)	—	—		946 [k]	—	—	(324)

Net income (loss) attributable to Parent company	(16,731)	(131,318)	(3,296)	38,962	13,367		(2,067)	14,847	(4,490)	(90,726)
Less: preferred stock dividend requirements	—	664	—	—	—		—	—	—	664

Net income (loss) per share applicable to Common shareholders	$(16,731)	$(131,982)	$(3,296)	$38,962	$13,367		$(2,067)	$14,847	$(4,490)	$(91,390)

EBITDA RECONCILIATION
Net income (loss)	$(16,731)	$(131,318)	$(4,566)	$38,962	$13,367		$(1,121)	$14,847	$(4,490)	$(91,050)
Income tax expense (benefit)	(1,155)	2,979	—	13,258	—		—	5,008	—	20,090
Interest income	(2,817)	(4,351)	(4)	(107)	—		—	—	—	(7,279)
Interest expense	7,974	63,835	20,899	—	(796)		(4,163)	—	—	87,749
Depreciation, depletion and amortization	29,106	68,713	30,532	16,352	—		5,284	(22,797)	809	128,000
Accretion of ARO and receivable	1,900	16,257	1,725	—	—		—	2,942	—	22,824
Amortization of intangible assets and liabilities	—	385	—	—	—		—	—	—	385

EBITDA	18,277	16,500	48,586	68,466	12,571		—	—	(3,681)	160,719
Restructuring expenses	3,143	11,207	75	—	—		—	—	—	14,425
Loss on foreign exchange	—	5,883	—	—	—		—	—	—	5,883
Loss on extinguishment of debt	—	12,648	—	—	(12,571)		—	—	—	77
Acquisition related costs	—	22,079	—	—	—		—	—	—	22,079
Customer payments received treated as lease receivables under GAAP	6,495	7,830	—	—	—		—	—	—	14,325
Derivative loss	—	29,621	—	—	—		—	—	—	29,621
(Gain)/loss on sale of assets and other adjustments	20,035	1,232	(976)	—	—		—	—	—	20,291
Share-based compensation	(394)	3,456	1,383	—	—		—	—	—	4,445

Adjusted EBITDA	$47,556	$110,456	$49,068	$68,466	$—		$—	$—	$(3,681)	$271,865

Westmoreland Coal Company

Unaudited Pro Forma Condensed Combined Statement of Operations

Nine months ended September 30, 2015

	Westmoreland Historical	San Juan Historical	Pro forma adjustments related to financing	Pro forma adjustments related to San Juan Acquisition	Total Westmoreland Combined Pro Forma
Revenues	$1,070,240	$230,002	$—	$(3,681)[o]	$1,296,561

Costs and expenses:
Cost of sales	880,162	169,251	—	—	1,049,413
Depreciation, depletion, and amortization	106,781	16,442	—	809 [p]	124,032
Selling and administrative	84,611	—	—	—	84,611
Heritage health benefits	8,022	—	—	—	8,022
Loss (gain) on sales of assets	2,148	—	—	—	2,148
Restructuring charges	656	—	—	—	656
Derivative loss	6,717	—	—	—	6,717
Income from equity affiliates	(4,141)	—	—	—	(4,141)
Other operating income	(1,000)	—	—	—	(1,000)

	1,083,956	185,693	—	809	1,270,458

	(13,716)	44,309	—	(4,490)	26,103

Other income (expense):
Interest expense	(76,870)	—	(10,594)[g]	—	(87,464)
Loss on extinguishment of debt	(5,385)	—	5,385 [h]	—	—
Interest income	6,262	115	—	—	6,377
Loss on foreign exchange	2,474	—	—	—	2,474
Other income	1,082	2,492	—	—	3,574

	(72,437)	2,607	(5,209)	—	(75,039)

Income (loss) before income taxes	(86,153)	46,916	(5,209)	(4,490)	(48,936)
Income tax expense (benefit)	13,596	13,379	—	—	26,975

Net income (loss)	(99,749)	33,537	(5,209)	(4,490)	(75,911)
Less: net loss attributable to noncontrolling interests	(4,850)	—	—	—	(4,850)

Net income (loss) attributable to Parent company	(94,899)	33,537	(5,209)	(4,490)	(71,061)
Less: preferred stock dividend requirements	—	—	—	—	—

Net income (loss) per share applicable to Common shareholders	$(94,899)	$33,537	$(5,209)	$(4,490)	$(71,061)

EBITDA RECONCILIATION
Net income (loss)	$(99,749)	$33,537	$(5,209)	$(4,490)	$(75,911)
Income tax expense (benefit)	13,596	13,379	—	—	26,975
Interest income	(6,262)	(115)	—	—	(6,377)
Interest expense	76,870	—	10,549	—	87,464
Depreciation, depletion and amortization	106,781	16,442	—	809	124,032
Accretion of ARO and receivable	21,250	—	—	—	21,250
Amortization of intangible assets and liabilities	(756)	—	—	—	(756)

EBITDA	111,730	63,243	5,385	(3,681)	176,678
Restructuring expenses	656	—	—	—	656
Loss on foreign exchange	(2,474)	—	—	—	(2,474)
Loss on extinguishment of debt	5,385	—	(5,385)	—	—
Acquisition related costs	4,470	—	—	—	4,470
Customer payments received treated as lease receivables under GAAP	24,252	—	—	—	24,252
Derivative loss	6,717	—	—	—	6,717
Loss on sale of assets and other adjustments	2,951	—	—	—	2,951
Share-based compensation	5,588	—	—	—	5,588

Adjusted EBITDA	$159,275	$63,243	$—	$(3,681)	$218,837

Westmoreland Coal Company and Subsidiaries

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1. Basis of Presentation

The unaudited pro forma condensed combined financial information presented is based on the historical financial statements of Westmoreland Coal Company and its subsidiaries, the historical combined consolidated financial statements of the Canadian subsidiaries, the historical consolidated financial statements of WMLP, and the financial statements of San Juan. The unaudited pro forma condensed combined financial information has been prepared to reflect the WMLP Transactions, the San Juan Acquisition and an increase of $125.0 million in principal amount of Westmoreland’s long-term debt, and includes the impact of the Canadian Acquisition and the increase in WLMP’s indebtedness in connection with the Kemmerer Contribution, and the related payment to Westmoreland of the cash portion of the purchase price for the Kemmerer Contribution and subsequent repayment of indebtedness by Westmoreland. It is presented for illustrative purposes only and may not be indicative of the combined company’s financial position or results of operations that would have actually occurred had the Canadian Acquisition, the WMLP Transactions, the San Juan Acquisition or the Kemmerer Contribution been completed at or as of the dates indicated, nor is it indicative of our future operating results or financial position. The data in the unaudited pro forma condensed combined balance sheet as of September 30, 2015 assumes the San Juan Acquisition was completed on that date. The Canadian Subsidiaries and WMLP have been consolidated into Westmoreland as of this balance sheet date. The data in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2015, the year ended December 31, 2014 and the nine months ended September 30, 2014 assumes that each of the Canadian Acquisition, the WMLP Transactions, the San Juan Acquisition and the increase in WMLP’s indebtedness in connection with the Kemmerer Contribution, and the related payment to Westmoreland of the cash portion of the purchase price for the Kemmerer Contribution and subsequent repayment of indebtedness by Westmoreland was completed as of January 1, 2014. The Westmoreland results of operations for the nine months ended September 30, 2015 include nine months of consolidated data for the period of time subsequent to the WMLP Transactions (which closed on December 31, 2014).

Pro forma adjustments reflected in the unaudited pro forma condensed combined balance sheet are based on items that are directly attributable to the proposed San Juan Acquisition and factually supportable. Pro forma adjustments reflected in the unaudited pro forma condensed combined statements of operations are based on items directly attributable to the Canadian Acquisition, the WMLP Transactions, the San Juan Acquisition and the increase in WMLP’s indebtedness in connection with the Kemmerer Contribution, and the related payment to Westmoreland of the cash portion of the purchase price for the Kemmerer Contribution and subsequent repayment of indebtedness by Westmoreland, factually supportable and expected to have a continuing impact on Westmoreland.

The combined consolidated financial statements provided to us in respect of the Canadian subsidiaries (which form the basis of the unaudited pro forma combined financial information regarding the Canadian subsidiaries presented herein) were prepared in accordance with IFRS, and therefore are not directly comparable to our financial statements which are prepared in accordance with GAAP. IFRS is a set of accounting principles more focused on objectives and principles and less reliant on detailed rules than GAAP. There are significant and material differences in several key areas between GAAP and IFRS which would affect Westmoreland. Additionally, GAAP provides specific guidance in classes of accounting transactions for which equivalent guidance in IFRS does not exist. Adjustments were made to the Canadian subsidiaries’ financial statements from IFRS to GAAP by evaluating and documenting the existing differences between IFRS and GAAP. Adjustments were also made to convert Canadian dollars to U.S. dollars based on historical exchange rates, which may differ from future exchange rates.

At this time, Westmoreland has not completed a detailed valuation analysis to determine the fair values of WMLP’s and San Juan’s assets and liabilities and accordingly, the unaudited pro forma condensed combined financial statements include preliminary allocations of the purchase prices based on assumptions and estimates which, while considered reasonable under the circumstances, are subject to changes, which may be material. Additionally, Westmoreland has not completed the due diligence necessary to identify items that could significantly impact the purchase price allocations or the assumptions and adjustments made in preparation of this unaudited pro forma condensed combined financial information.

Upon completion of detailed valuation analyses, there may be additional increases or decreases to the recorded book values of WMLP’s and San Juan’s assets and liabilities, including, but not limited to, mineral reserves, property and equipment, asset retirement obligations, capital lease obligations, coal supply agreements and other intangible assets that will give rise to future amounts of depletion, depreciation and amortization expenses or credits, or interest expense, that are not reflected in the unaudited pro forma condensed combined financial information. Accordingly, once the necessary due diligence is completed, the final purchase prices are determined and the purchase price allocations are completed, actual results may differ materially from the information presented in this unaudited pro forma condensed combined financial information. Additionally, the unaudited pro forma condensed combined statements of operations do not reflect the cost of any integration activities or benefits from the Canadian Acquisition, the WMLP Transactions and the San Juan Acquisition and synergies that may be derived from any integration activities, all of which may have a material impact on the consolidated results of operations in periods following the completion of the Canadian Acquisition, the WMLP Transactions and the San Juan Acquisition.

Certain amounts in the Canadian subsidiaries’, the WMLP GP’s and San Juan’s historical financial statements have been reclassified to conform to Westmoreland’s financial statement presentation.

Pursuant to the Second Amendment to the Credit Agreement, on January 22, 2015, Bank of Montreal made an additional incremental term loan of $75.0 million to Westmoreland under the Term Loan, making the aggregate principal amount of the loans available thereunder $425.0 million. Additionally, in August 2015, in conjunction with the Kemmerer Contribution, Westmoreland amended the Term Loan to remove Kemmerer as a guarantor and repaid $94.1 million of outstanding principal. As of September 30, 2015, the outstanding principal balance of the Term Loan was $328.0 million.

Note 2 – Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments and Assumptions

Pro forma adjustments related to financing

a)	Reflects the following pro forma adjustments to financing:

Cash inflows:
Issuance of long-term debt of Westmoreland Coal Company, net of discount	$115,000
Cash outflows:
Estimated debt issuance costs	(2,500)

Net cash inflows	$112,500

b)	Reflects debt issuance costs reported as a deferred financing asset.

c)	Reflects the current portion of the issuance of long-term debt of Westmoreland Coal Company.

d)	Reflects the issuance of the long-term debt, net of the $10.0 million 8.0% discount.

Pro Forma Adjustments Related to San Juan Acquisition

e)	Reflects the following pro forma adjustments for the San Juan Acquisition:

Estimated Acquisition cash outflows:
Cash paid at closing	$(125,000)
Estimated acquisition related costs	(4,350)

Net cash outflows	$(129,350)

f)	The pro forma adjustments primarily reflect the San Juan Acquisition under the acquisition method of accounting, under which tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values as of the acquisition date. The estimated fair values of assets acquired and liabilities assumed are based on preliminary management estimates and are subject to final valuation adjustments which may cause the amounts ultimately recorded to be different from those shown on the unaudited pro forma condensed combined balance sheet. Additional specific adjustments are further described below.

The following table presents a preliminary allocation of the major classes of assets acquired and liabilities assumed at September 30, 2015:

Preliminary Purchase Price Allocation
Assets acquired:
Accounts receivable	$6,654
Inventories	32,679
Other current assets	19,362
Net property, plant and equipment	114,490
Other long-term assets	124,396

Total assets	297,581

Liabilities assumed:
Current liabilities:
Trade payables and other accrued liabilities	9,477
Current portion of asset retirement obligations	5,100
Other liabilities	18,500
Noncurrent liabilities:
Asset retirement obligations	109,323
Other liabilities	14,075
Deferred income taxes	16,105

Total liabilities	172,581

Net assets	$125,000

Note 3 – Unaudited Pro Forma Condensed Combined Statements of Operations Adjustments and Assumptions

Pro forma adjustments related to financing

g)	For all periods presented, reflects an assumed interest expense of an additional $125.0 million in principal amount of Westmoreland’s long-term debt at a 12.0% interest rate and an 8.0% discount. A 0.125% change in the interest rate or a 0.125% change in the discount rate would result in a change in interest expense of $0.2 million. An increase in the discount rate would increase our use of cash.

For the nine months ended September 30, 2014 and the year ended December 31, 2014, reflects adjustments related to interest expense on the Term Loan and Westmoreland’s 8.75% Senior Secured Notes due 2022 (the “Existing Notes”) that closed on December 16, 2014. Also reflects for the nine months ended September 30, 2014 and the year ended December 31, 2014, the elimination of the interest expense recorded during those periods for the term debt issued by Westmoreland Mining, LLC (“WML”), which was redeemed in connection with the Canadian Acquisition and for Westmoreland’s 10.75% senior secured notes due 2018, which were redeemed on December 16, 2014.

For the nine months ended September 30, 2015, reflects adjustments related to interest expense for the additional delayed draw term loan by WMLP in August 2015 in connection with the Kemmerer Contribution and the $94.1 million principal payment on the Term Loan made on August 5, 2015 in connection with the Kemmerer Contribution.

h)	Represents the elimination of loss on extinguishment of debt related to the WML notes expensed in the nine months ended September 30, 2014 and the year ended December 31, 2014. Also includes the elimination of loss on extinguishment of debt related to the 10.75% senior secured notes expensed in the year ended December 31, 2014. Further, for the nine months ended September 30, 2015, it includes the elimination of the loss on extinguishment of debt related to the $94.1 million principal payment on the Term Loan made on August 5, 2015 in connection with the Kemmerer Contribution.

Pro Forma Adjustments Related to WMLP Transactions

i)	Represents additional depletion associated with reflecting the acquired mineral reserves in the WMLP Transactions at estimated fair value. The adjustments assume estimated useful lives of eight years for mineral reserves.

j)	Reflects adjustments related to the interest expense for the WMLP credit facility which closed on December 31, 2014. Also includes amortization of debt issuance costs and amortization of debt discount. Reflects the elimination of the interest expense recorded during the periods presented for WMLP’s previously existing long-term debt retired on December 31, 2014.

k)	Represents the portion of WMLP’s historical income from continuing operations that is attributable to noncontrolling interests in WMLP.

Pro Forma Adjustments Related to Canadian Acquisition

l)	Reflects the adjustment to the accretion expense of the asset retirement obligations as a result of adjustments to record these items at fair value.

m)	Reflects the adjustment to depreciation, depletion and amortization expense of the land and mineral rights and plant and equipment as a result of adjustments to record these items at fair value.

n)	Reflects the income tax effect of the pro forma adjustments based on a 34% statutory rate for Westmoreland Coal Company and an estimated Canadian statutory rate of 26% for PMRL and CVRI. Adjustments have been made under the assumption that Westmoreland Coal Company and CVRI have full valuation allowances recorded against their net deferred tax assets.

Pro Forma Adjustments Related to San Juan Acquisition

o)	Reflects the adjustment to revenue as a result of adjustments to record deferred revenue balances at fair value.

p)	Reflects the adjustment to depreciation, depletion and amortization expense of the land and mineral rights and plant and equipment as a result of adjustments to record these items at fair value.